       1                                                         Exhibit B-1




STRATEGIC ALLIANCE AGREEMENT



between



CONSOLIDATED NATURAL GAS COMPANY



and



METNORTH ENERGY

CONTENTS


SECTION	HEADING	PAGE
	Parties	1
	Recitals	1

1.           Definitions	2
2.           Objects of Strategic Alliance	2
3.           Contribution by ME	2
4.           Contribution by CNG	3
5.           Project Opportunities	4
6.           Management	4
7.           Business Plans	5
8.           Publicity	6
9.           Confidentiality	7
10.          Conditions	7
11.          Assignment	8
12.          Term	8
13.          Mediation	8
14.          Termination	9
15.          Address for Notice	9
16.          Relationship of Parties	10
17.          Entire Agreement	10
18.          Further Assurances	11
19.          Variation	11
20.          Governing Law	11
21.          Interpretation	11

	Annexure A	13

STRATEGIC ALLIANCE AGREEMENT


THIS AGREEMENT is made on the 7th day of November, 1995 between

CONSOLIDATED NATURAL GAS COMPANY of 625 Liberty Avenue, Pittsburgh, in the State of Pennsylvania, United States of America ("CNG"); and

METNORTH ENERGY of 570 George Street, Sydney in the State of New South Wales, Australia ("ME").

WHEREAS

A.	The Council of Australia Governments has resolved that to the maximum extent possible competition should be encouraged in the production, transmission, distribution and marketing of energy throughout Australia;

B.	Competition in electricity and natural gas markets is expected to phase in commencing in 1996;

C.	Australian and foreign enterprises will compete with each other within
Australia and, in order to do so successfully and to avoid being disadvantaged, Australian enterprises will need to participate in the international energy markets, especially in Asia;

D.	ME is the largest distributor of electricity in Australia and intends to expand its activities in the energy sector throughout Australia and Asia and strive to become Australia's leading total energy services organization;

E.	ME does not have expertise in the natural gas sector of the energy industry;

F.	CNG is one of the largest producers, transporters, distributors and marketers of natural gas and energy services in North America and in addition has experience in generating, and marketing electricity;

G.	CNG has broad experience in operating in a competitive energy market in
North America which is serving as a model for competitive energy market regimes in many parts of the world including Asia

H.	CNG wishes to enter the energy markets of Australia and Asia;

I.	ME and CNG have agreed:

-	to jointly seek out and evaluate "Opportunities" in the energy sector in Australia and Asia;

that CNG will provide ME with technical and marketing expertise to support ME's "total energy solutions" objectives in Australia


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2

NOW THEREFORE the parties hereby agree as follows:

I.	DEFINITIONS

1.1	"EFFECTIVE DATE" has the meaning set out in Clause 12.

1.2	OPPORTUNITY - means a potential investment opportunity or project which the Parties agree to investigate.

1.3	"PARTY" or "PARTIES" means one or more of the parties to this Agreement.

1.4	"TERRITORY" has the meaning set out in Clause 2.1.

1.5	"INCONTESTABLE ENERGY MARKET" means the market structure in place for retailing electricity in Australia as at 1 November 1995.

1.6	"VENTURE" has the meaning set out in Clause 2.1.

	2.	OBJECTS OF STRATEGIC ALLIANCE

2.1	CNG and ME hereby agree to cooperate and work together in a strategic alliance ("the Venture") with the object of seeking out, identifying, evaluating and participating in Opportunities in the energy sector
(including without limitation, electricity and gas generation, production, transmission, distribution, marketing, sale and related services) in Australia, those Asian countries listed in Annexure "A" hereto and such other Asian countries as agreed between the parties from time to time ("the Territory").

2.2	Unless the parties otherwise agree in writing the strategic alliance shall be strictly limited to the activities specified in this Agreement and nothing in this Agreement shall be implication or otherwise, operate to extend the strategic alliance beyond such activities.

2.3	ME will continue its separate business activities in the "uncontestable energy market" in New South Wales.

	3.	CONTRIBUTION BY ME
	3.1	ME shall contribute the following to the Venture:

(a)	expertise and experience in design, construction and operation of technology relevant to all aspects of the electricity industry and marketing of electricity;

(b)	knowledge of the diversity of electricity customer types and their needs;

(c)	the benefit of its business establishment in Australia and Asia;


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(d)	understanding of the industry and general business regulatory regimes of Australia and throughout Asia;

(e)	the recognition of ME's management that markets within the
Territory offer energy investment opportunities;

(f)	an established basis for energy operations in Asia;

(g)	in respect of any business plan and budget approved by the
Management Committee, such funds, expertise, plant, equipment and facilities as ME agreed to contribute when it approved the business plan and budget.

4.	CONTRIBUTION BY CNG

4.1	CNG shall contribute the following to the Venture:

(a)	expertise and experience in design, construction and operation of technology relevant to all aspects of the natural gas industry and marketing of natural gas;

(b)	knowledge of the diversity of natural gas customers and their needs;

(c)	business contacts and experience with US headquartered:

(i)	multinational corporations with business operations in
Asia; and

(ii)	aid agency and financial institutions with interests and
operations in Asia;

(d)	a detailed understanding of the regulatory regimes applicable to the electricity and natural gas industries of North America.
These regimes are models being considered by Governments in Asia when establishing their own regimes;

(e)	the recognition of CNG's management that markets within the
Territory offer energy investment opportunities;

(f)	experience as a fully integrated electricity, natural gas and oil company operating in a competitive and integrated energy market.

(g)	in respect of any business plan and budget approved by the
Management Committee, such funds, expertise, plant, equipment and facilities as CNG agreed to contribute when it approved the business plan and budget.

4.2	CNG will locate employees in Sydney to work with ME to jointly identify and investigate Opportunities within the Territory and to support ME's marketing and total energy
4
	solutions within Australia with marketing and technical expertise not currently available within ME.

5.	PROJECT OPPORTUNITIES

5.1	If either Party is offered or becomes aware of, an "Opportunity" to participate either as an investor or supplier of goods or services to an energy project in the Territory, that Party shall promptly notify the other Party, giving full details of the Opportunity. The parties shall have a period of fourteen (14) days within which to agree to further investigate and pursue the Opportunity jointly.

5.2	If the Parties elect to proceed together to investigate, pursue and participate in any Opportunity:

(a)	the Parties shall, at their own expense, participate in a joint evaluation process and enter into further agreements as between themselves as appropriate, relating to their respective participation in any such project;

(b)	neither Party shall separately submit any tender or bid during the evaluation process without consultation with the other. If, having evaluated an Opportunity, either Party elects not to proceed with such Opportunity, then the remaining Party may make its own separate arrangements with respect to said Opportunity;
and

(c)	the Parties agree to use their best endeavors to reach prompt and timely agreement with respect to evaluation of Opportunities. If no agreement is reached within a reasonable time (in the opinion of either Party reached in good faith), then the issue becomes subject to mediation under Section 13.

5.3	Notwithstanding the provisions of Clauses 5.1 and 5.2, nothing in this
Agreement shall oblige either Party to make any bid or enter into further agreements with the other Party in order to participate in projects in Australia, Asia or elsewhere.

	6.	MANAGEMENT

6.1	The Venture shall be managed by a Management Committee which will have such duties and responsibilities as the Parties may from time to time agree.

6.2	The Management Committee:

(a)	shall be comprised of six members (three representatives from each Party);

(b)	shall have a chairman appointed by ME who shall be one of its representatives;

5

(c)	chairman shall not have a casting vote;

(d)	shall have a quorum for its meetings of two representatives from each Party.

6.3	The role of the Management Committee shall be:

(a)	to manage the relationship between the parties;

(b)	to seek out and review Opportunities;

(c)	agree upon which Opportunities will be jointly evaluated;

(d)	to provide a forum for the Parties to negotiate and structure appropriate joint venture agreements including capital and operating budgets for each such joint venture;

(e)	to approve business plans for the Venture;

(f)	to facilitate coordination of the activities of the Parties in relation to the Venture, including without limitation in regard to information exchange and preparation and submission of tenders and bids;

(g)	to review operation of the Venture;

(h)	provide a monthly activity report to the Parties;

6.4	Meetings of the Management Committee shall, unless the Parties agree otherwise, be held quarterly in Sydney or by conference telephone with members present personally or by proxy.

6.5	CNG and ME shall bear their own expenses, including any travel and accommodation expenses, incurred in relation to Management Committee meetings.

	7.	BUSINESS PLANS

7.1	Within ninety (90) days following the date hereof, the parties shall prepare an initial business plan and strategy relating to the initial eighteen (18) months operation of the Venture. Similar plans and strategies shall be prepared for successive 18 month periods each May and November. The initial business plan shall have as an objective the identification of not less than twenty-five (25) Opportunities.

7.2	Except as otherwise provided in this Agreement or separately agreed in writing by the parties, the parties shall bear their own costs in connection with the Venture.

6

7.3	In recognition that CNG will incur certain Additional Direct Expenses as a result of supporting ME's marketing activities. CNG will be entitled to be reimbursed a portion of said Additional Direct Expenses up to a maximum of US$150,000 for each year during which support is provided.
Additional Direct Expenses are defined as Cost of Living Adjustment.
Employer Paid Post Housing, Home Housing Spendable, Assignee and Family
Home Leave, Education, Home Housing Maintenance, Motor Vehicle Lease and Maintenance, Other Taxable Allowance. Storage, Moving In and Moving Out Airfares, Shipment In and Out, Temporary Living Expenses, Relocation
Allowance In and Out, and Home and Host Country Tax Costs. CNG shall be solely responsible for salary and benefits payable to its employees.

7.4	To the extent that said payment is less than CNG's Additional Direct
Expenses, CNG shall be entitled to receive gross profits (defined as sales revenue less the cost of product) from the sale of natural gas by ME in each year when marketing assistance is provided, subject to such reimbursement not exceeding the total of CNG's Additional Direct
Expenses and in any case capped at US$300,000. In any year when such gross profits are insufficient to provide full reimbursement, such shortfall shall be carried forward into the following year or years until the total Additional Direct Expenses incurred hereunder have been reimbursed to CNG.

8.	PUBLICITY

8.1	A Party may make public announcements and disclosures reasonably necessary to comply with any statutory or regulatory obligations in Australia, the United States or elsewhere, provided that if either Party wishes to make a public announcement or other disclosure of this Agreement or any other agreement or arrangement between the parties, that Patty shall notify the other Party of the proposed announcement as far in advance as is reasonably possible and shall give due consideration to the wishes of the other Party with regard to the text of such announcement. Each Party shall keep the other fully informed in relation to any such announcement or other publicity relating to the Venture.

8.2	So long as this Agreement is in force, CNG agrees to allow use of its full name, the letters CNG and/or the word "CONSOLIDATED" in connection with the Venture upon and subject to CNG's usual guidelines and controls on such use from time to time.

8.3	So long as this Agreement is in force, ME agrees to allow use of its full name or approved abbreviations or variations thereof in connection with the Venture upon and subject to ME's usual guidelines and controls on such use from time to time.

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9.  CONFIDENTIALITY

9.1  CNG and ME agree to use their best endeavors to:

(a)	preserve the secrecy of all confidential information disclosed to it by the other;

(b)	keep such information secure and protected against theft, damage, loss or unauthorized access;

(c)	not to use such information for any purpose except as
contemplated by this Agreement; and

(d)	ensure that these obligations are observed by its affiliates, employees, agents and contractors.

9.2	For the purpose of this Section 9, confidential information
includes information relating to the business or affairs of each Party including technical information relating to energy distribution and marketing, supplies and buyer information, trade secrets and other sales and/or marketing information.

9.3	Notwithstanding the provisions of Clause 9.2, confidential
information does not include information disclosed by a Party to the other Party which:

(a)	is in the public domain when received;

(b)	subsequently comes into the public domain through no fault of the recipient;

(c)	is lawfully received by the recipient from a third Party on an unrestricted basis; or

(d)	is already known to the recipient prior to receipt.

9.4	The provisions of this clause shall survive the variation,
renewal, termination or expiry of this Agreement.

10.	CONDITIONS

10.1	This Agreement and the arrangement between the parties contemplated hereby shall be subject to:

(a)	the approval of the United States Securities and Exchange
Commission under the United States Public Utility Holding Company
Act 1935; and

(b)	in the case of ME, ratification by ME's Board of Directors.
8
10.2	If, in respect of the condition in Sub-Clause 10.1 (a), CNG in its sole discretion considers the approval has been given subject to unacceptable conditions or is advised by the above mentioned body that approval is not required, CNG may waive that condition.

11.	ASSIGNMENT

11.1	Neither Party may assign any of its right under this Agreement without the prior written consent of the other Party.

11.2	Notwithstanding the provisions of Clause 11.1, either Party may without any consent of the other Party assign its right under this Agreement to its wholly owned subsidiary ("Subsidiary") by written notice provided that the Subsidiary covenants in writing with the other Party to be bound by all the terms and conditions of this Agreement.

12.	TERM

12.1	This Agreement shall become effective on whichever is the later of 1
January 1996 or the date the last of the conditions provided for in
Section 10 is satisfied ("Effective Date") and will continue for an initial period of three (3) years thereafter. It is anticipated however that marketing assistance hereunder will not be required after 18 months from the effective date.

12.2	After the initial term of three (3) years, this Agreement shall be renewed automatically from year to year for successive one (1) year terms on the same terms and conditions as are set out herein unless either Party gives to the other Party at least 90 days' written notice prior to the expiration of any current term, of its wish that the agreement not be renewed in which case the agreement shall expire at the end of that term.

13.	MEDIATION

13.1	If a Party is of the opinion that the other Party is in breach of this
Agreement or that the provisions of the Agreement do not meet the needs of the Venture, it may by notice set out, as the case may be, details of:

	(a)	the alleged breach;
	(b)	the proposed amendments to this Agreement.

13.2	If the Parties are unable to agree within fourteen (14) days, upon:

(a)	the need to or how to rectify the alleged breach of this
Agreement; or

(b)	the need for or the form of any amendment to the Agreement,
9
they will submit themselves to a process of mediation under the guidance of Mediate Today Pty Ltd or a similar organization.

13.3	If after mediation the Parties are unable or unwilling to resolve their differences either Party may then proceed to terminate this Agreement as provided in Section 14.

14.	TERMINATION

14.1	Having first complied, in good faith, with the provisions of Section 13 either Party may terminate this Agreement upon giving not less than ninety (90) days' written notice of termination to the other Party.

14.2	Notwithstanding the provisions of Clause 14.1, either Party may terminate this Agreement immediately by written notice to the other Party if the other Party:

(a)	becomes insolvent, has a receiver, manager or administrator
appointed over the whole or any parts of its assets or business;
or

(b)	commits an irremediable material breach of this Agreement.

14.3	Neither Party shall be liable to the other for loss or damage of any kind resulting from expiration or termination of this Agreement in accordance with its terms provided that such expiration or termination shall be without prejudice to any cause of action accruing prior to expiration or termination.

15.	ADDRESS FOR NOTICE

15.1	All notices sent in relation to this Agreement must be in writing and addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as a Party may notify the other from time to time:

	(a)	Consolidated Natural Gas Company
	(Attention:	Stephen E Williams
		Senior Vice President and General Counsel)

	Address:	625 Liberty Ave.
		22nd Floor
		Pittsburgh  PA  15222
		U.S.A.

	Facsimile No:	412-227-1033

10
	(b)	MetNorth Energy
		(Attention:	Anthony R Winn
			General Manager, Natural Gas)

Address:	570 George Street
Sydney NSW 2000
AUSTRALIA

Facsimile No:	2-269-4930

15.2	A notice will be deemed to be duly received:

(a)	if sent by hand, when left at the address of the recipient;

(b)	if sent by pre-paid post, five (5) days (if posted within
Australia to an address in Australia) or ten (10) days (if posted from one country to another) after the date of posting;

(c)	if sent by facsimile, upon receipt by the sender of an
acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number.

16.	RELATIONSHIP OF PARTIES

16.1	Nothing in this Agreement shall constitute the parties as partners, joint venturers, coowners or constitute either Party as the agent, employee or representative of the other.

16.2	Each Party agrees not to purport to bind, undertake, commit or enter into contractual relations with third parties on behalf of the other
Party.

16.3	Each Party agrees, in the event of breach by it of Clause 16.2, to indemnify and keep indemnified the other Party against any losses, debts, liabilities, obligations, claims, actions, suit and/or demands incurred by the Party and arising out of the Party's breach of Clause 16.2.

17.	ENTIRE AGREEMENT

17.1	This Agreement contains all the terms agreed between the parties regarding the subject matter hereof and supersedes any prior agreements, understandings or arrangements between them, whether oral or in writing including the Memorandum of Understanding dated August 29, 1995.
11

17.2	No representation, undertaking or promise shall be taken to have been given or be implied from anything written in negotiations between the parties prior to this Agreement except as set out in this Agreement.

18.	FURTHER ASSURANCES

18.1	Each Party will, at its own expense and when requested by another Party, promptly do, execute and deliver everything reasonably necessary to the purpose of or to give full effect to this Agreement.

19.	VARIATION

19.1	No variation or amendment to this Agreement shall be effective unless in writing and signed by authorized representatives of the Parties.

20.	GOVERNING LAW

20.1	This Agreement is governed by and construed in accordance with the laws in force for the time being in the State of New South Wales.

21.	INTERPRETATION

21.1	Headings included in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

21.2	Words importing singular include the plural and vice versa Words importing natural persons include corporations.

21.3	Reference to annexures are the annexures to this Agreement.

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EXECUTED as an Agreement.


SIGNED for and on behalf of
CONSOLIDATED NATURAL GAS
COMPANY by its duly authorized
representative in the presence of:	George A. Davidson, Jr.
	Signature of

       Stephen E. Williams
Signature of Witness


       Stephen E. Williams
Name of Witness


SIGNED for and on behalf of
METNORTH ENERGY by its duly
authorized representative in the
presence of:		Allan J. Gillespie
			Signature of

       A. R. Winn
Signature of Witness


       A. R. Winn
Name of Witness

ANNEXURE A



SOUTH-EAST ASIAN COUNTRIES



*	Bangladesh
*	Brunei
*	Cambodia
*	Peoples' Republic of China
*	Hong Kong
*	India
*	Indonesia
*	Japan
*	North Korea
*	South Korea
*	Laos
*	Malaysia
*	Myanmar
*	New Zealand
*	Pakistan
*	Papua New Guinea
*	Philippines
*	Singapore
*	Sri Lanka
*	Thailand
*	Vietnam

AMENDMENT

	THIS AMENDMENT dated the 22nd day of November, 1995, to that certain Strategic Alliance Amendment dated the 7th day of November, 1995, by and between Consolidated Natural Gas Company ("CNG"), of Pittsburgh, Pennsylvania, USA, and MetNorth Energy, of Sydney, NSW, Australia.

	WHEREAS, CNG and MetNorth desire to amend clause 5.1 of the Strategic Alliance Agreement between them dated the 7th day of November, 1995.

	NOW, THEREFORE, CNG and MetNorth agree as follows:

	1.	That Clause 5.1 of the Strategic Alliance Agreement be revised to read, in its entirety, as follows:

	"5.1	If the Parties' employees who are assigned to the Management
Committee jointly identify an Opportunity, they shall have a period of fourteen (14) days within which to agree to further investigate and pursue the Opportunity jointly."

	EXECUTED as an agreement this 22nd day of November, 1995.

		CONSOLIDATED NATURAL GAS COMPANY

		By  Stephen E. Williams
		    Senior Vice President and
		    General Counsel

			-- and --

		METNORTH ENERGY

		By  A. R. Winn
		    General Manager, Natural Gas